Clear Skies Solar Signs LOA for $20 Million Solar Energy Deal in India
Tuesday April 8, 7:00 am ET

Five Megawatt Solar Power Facility Marks Company's Entrance to International Market

NEW YORK & INDIA--(BUSINESS WIRE)--Clear Skies Solar, Inc. (OTCBB:CSKH - News) today announced a $20 million agreement, subject to financing, with Power Cube, a company located in Utter Pradesh, India to develop and construct the first of several solar energy projects in India. In this project, which is Clear Skies Solar’s first step into the international arena, the company will design and construct a multi-megawatt solar power system that will supply power to a steel mill and support the community’s energy grid system, providing much-needed energy on this particular line.

“We recognize that the continued use of fossil fuels negatively impacts both the economy and the environment,” said Power Cube Chairman Mohan Kejriwal. “As such, Power Cube is determined to meet a portion of India’s energy requirements by developing several large solar photovoltaic projects (PV Projects) which will generate electricity from sunlight.”

“India represents the first of many untapped markets that Clear Skies Solar plans to enter in 2008 and 2009,” said Ezra Green, Chairman and CEO of Clear Skies Solar. “Recognizing the role that solar power will play in the global search for cleaner and more abundant energy sources, Clear Skies Solar has built the infrastructure necessary to support this type of international expansion and to develop large-scale projects at an accelerated pace in order to support global power needs.”

“While international projects pose special challenges for solar energy providers, such as identifying proper high voltage lines and the ownership of the property for the system to be installed,” added Green. “Our unique ability to overcome such challenges makes Clear Skies Solar the natural choice for clients with challenging power needs.”

“Clear Skies Solar has shown that it has the ability and innovative construction techniques to execute this contract, and we look forward to this project beginning in October of 2008,” added Kejriwal. “It is the goal of both parties to complete the construction of the five megawatt PV Project and for it to be operational before March of 2009.”

Clear Skies Solar will provide the technology, engineering and construction services needed to create the PV Project and will also be prepared to provide the operation and maintenance services needed.

About Clear Skies Solar

Clear Skies Solar, Inc. (CSS) through its wholly owned subsidiary, provides full-service renewable energy solutions to commercial, industrial, and agricultural clients across the country. CSS was incorporated in 2003 and launched formal operations in 2005. During that time period, CSS developed its proprietary systems, obtained licenses and certifications, and acquired technologies that could maximize the impact of its construction expertise on the renewable energy sector. CSS has become one of the premier solar electric installation companies in the country. For more information about CSS, visit www.ClearSkiesSolar.com.

Forward-Looking Statement Disclaimer

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

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